SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

DIEBOLD

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 10, 2004
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 22, 2004
PROXY STATEMENT
BENEFICIAL OWNERSHIP OF SHARES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTOR INDEPENDENCE
DIRECTOR COMMITTEES AND COMPENSATION
CONSIDERATION OF DIRECTOR NOMINEES
Director Qualifications
Identifying and Evaluating Nominees for Directors
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
QUALIFIED RETIREMENT PLAN
SUPPLEMENTAL RETIREMENT PLAN I
TABLE A RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN I Annual Benefit Payable At Age 62
SUPPLEMENTAL RETIREMENT PLAN II
TABLE B RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN II Annual Benefit Payable At Age 65
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Base Salary Compensation
Annual Incentive Compensation
Long-Term Incentive Compensation
Stock Ownership Guidelines
Chief Executive Officer Compensation
Compliance with Federal Tax Legislation
PERFORMANCE GRAPH
REPORT OF AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.
EXPENSES OF SOLICITATION
COMMUNICATIONS WITH DIRECTORS
BUSINESS ETHICS POLICY
PROPOSALS OF SHAREHOLDERS
OTHER MATTERS
DIEBOLD, INCORPORATED
AUDIT COMMITTEE CHARTER
Purposes
Composition of the Committee
Duties and Responsibilities of the Committee
Meetings of the Committee
Resources and Authority of the Committee
Audit Committee Report
Annual Review of Charter
Annual Performance Evaluation
Directions
PROXY CARD

5995 Mayfair Road

P. O. Box 3077 • North Canton, Ohio 44720-8077

March 10, 2004

Dear Shareholder:

      The 2004 Annual Meeting of Shareholders of Diebold, Incorporated will be held at the Kent State University (Stark) Professional Education and Conference Center, 6000 Frank Avenue, N.W., Canton, Ohio 44720 on Thursday, April 22, 2004 at 10:00 a.m., local time.

      All holders of record of Diebold Common Shares as of February 27, 2004, are entitled to vote at the 2004 Annual Meeting.

      As described in the accompanying Notice and Proxy Statement, you will be asked to elect twelve directors and ratify the appointment of KPMG LLP as independent auditors for 2004.

      Diebold’s Annual Report for the year ended December 31, 2003, is included herein. Your proxy card is enclosed. Please indicate your voting instructions and sign, date and mail this proxy card promptly in the return envelope.

      If you are planning to attend the meeting, directions to the meeting location are included on the back page. If you are unable to attend the meeting, you may listen to a live broadcast that will be available from Diebold’s web site at http://www.diebold.com. The replay can also be accessed on the site soon after the meeting for up to three months.

      I look forward to seeing those of you who will be attending the meeting.

Sincerely,

WALDEN W. O’DELL
Chairman of the Board
and Chief Executive Officer

5995 Mayfair Road

P.O. Box 3077 • North Canton, Ohio 44720-8077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 22, 2004

      The Annual Meeting of Shareholders of Diebold, Incorporated (the “Corporation”) will be held at the Kent State University (Stark) Professional Education and Conference Center, 6000 Frank Avenue, N.W., Canton, Ohio 44720, on April 22, 2004 at 10:00 a.m., local time, for the following purposes:

1.	To elect twelve Directors;

2.	To vote upon ratification of the appointment by the Audit Committee of the Board of Directors of KPMG LLP as independent auditors for the year 2004; and

3.	To consider such other matters as may properly come before the meeting or any adjournment thereof.

      The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

      Holders of record of the Diebold Common Shares at the close of business on February 27, 2004 will be entitled to vote at the meeting.

      Your attention is directed to the attached proxy statement.

By Order of the Board of Directors

CHAREE FRANCIS-VOGELSANG
Vice President and Secretary

March 10, 2004

(approximate mailing date)

YOU ARE REQUESTED TO COOPERATE IN ASSURING A

QUORUM BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY
AND PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

DIEBOLD, INCORPORATED

5995 Mayfair Road
P.O. Box 3077 • North Canton, Ohio 44720-8077

PROXY STATEMENT

Annual Meeting of Shareholders, April 22, 2004

      This proxy statement is furnished to shareholders of Diebold, Incorporated (the “Corporation”) in connection with the solicitation by the Board of Directors of proxies that will be used at the 2004 annual meeting of shareholders on April 22, 2004, at 10:00 a.m., local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding notice of annual meeting and more fully discussed below. This proxy statement and accompanying form of proxy were first mailed to shareholders on or about March 10, 2004. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy and voting in person.

      On February 27, 2004, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 72,878,592 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on February 27, 2004 will be entitled to one vote for each Common Share held on that date.

      If a shareholder gives written notice to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the annual meeting is to be cumulative, unless contrary instructions are received on the enclosed proxy, it is presently intended that all votes represented by properly executed proxies will be divided evenly among the candidates nominated by the Board of Directors. However, if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated at the discretion of the Proxy Committee so as to maximize the number of such nominees elected. The results of shareholder voting at the annual meeting will be tabulated by the inspectors of elections appointed for the annual meeting. The Corporation intends to treat properly executed proxies that are marked “abstain” as present for purposes of determining whether a quorum has been achieved at the annual meeting but will not count any broker non-votes for such purpose. The director-nominees receiving the greatest number of votes will be elected. Votes withheld with respect to the election of directors will not be counted in determining the outcome of that vote. Abstentions with respect to the proposal to ratify the appointment of the independent auditors will not be counted for determining the outcome of that proposal. The Corporation does not anticipate receiving any broker non-votes at the annual meeting in light of the nature of the matters to be acted upon at the annual meeting; however, any broker non-votes received in respect of the ratification of the appointment of the independent auditors will not affect the voting on such proposal.

BENEFICIAL OWNERSHIP OF SHARES

      To the knowledge of the Corporation, no person beneficially owned more than 5 percent of the outstanding Common Shares as of December 31, 2003, except for the shareholders listed below. The information provided below is derived from Schedules 13G filed with the Securities and Exchange Commission (the “Commission”).

	Name and Address	Amount and Nature		Percent
Title of Class	of Beneficial Owner	of Beneficial Ownership		of Class

Common Shares	Barclays Global Investors, NA et al. 45 Fremont Street San Francisco, California 94105	6,152,829	(a)	8.47
Common Shares	First Manhattan Co. 437 Madison Avenue New York, New York 10022	3,819,757	(b)	5.25

(a)	Barclays Global Investors, NA et al. reported that, as of December 31, 2003, Barclays Global Investors NA et al. beneficially owned 6,152,829 shares (8.47%), had sole voting power as to 5,550,978 shares (7.61%) and had sole dispositive power as to 5,555,078 shares (7.62%); that Barclays Global Investors, NA beneficially owned 4,907,393 shares (6.73%) and had sole voting and dispositive power as to 4,311,462 shares (5.91%); that Barclays Global Fund Advisors beneficially owned 367,865 shares (0.50%) and had sole voting power and dispositive power as to 366,045 shares (0.50%); that Barclays Global Investors, Ltd. beneficially owned 870,871 shares (1.20%), had sole voting power as to 866,771 shares (1.19%) and had sole dispositive power as to 870,871 shares (1.20%); that Barclays Life Assurance Company Limited beneficially owned 6,300 shares (0.01%) and had sole voting and dispositive power as to 6,300 shares (0.01%); and that Barclays Bank PLC beneficially owned 400 shares (0.0%) and had sole voting and dispositive power as to 400 shares (0.0%).

(b)	First Manhattan Co. has sole dispositive power and sole voting power as to 46,800 shares (0.06%), shared dispositive power as to 3,772,957 shares (5.18%) and shared voting power as to 3,692,993 shares (5.07%). The number of shares set forth in the table above includes 223,601 shares (0.31%) owned by family members of Senior Managing Directors of First Manhattan Co. that are being reported for informational purposes. First Manhattan Co. disclaims dispositive power as to 68,900 of such shares (0.10%) and beneficial ownership as to 154,701 of such shares (0.21%).

ELECTION OF DIRECTORS

      The Board of Directors recommends that twelve nominees for director be elected at the annual meeting, each to hold office for a term of one year from the date of the annual meeting, and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the twelve nominees, who are Louis V. Bockius III, Christopher M. Connor, Richard L. Crandall, Eric C. Evans, Gale S. Fitzgerald, Phillip B. Lassiter, John N. Lauer, William F. Massy, Walden W. O’Dell, Eric J. Roorda, W. R. Timken, Jr. and Henry D. G. Wallace. A substantial majority of the nominees is independent as required by the rules of the New York Stock Exchange. In addition, it is expected that all directors and nominees attend the annual meetings of shareholders unless there are extenuating circumstances for nonattendance. Ten of the twelve current directors attended the annual meeting of shareholders in 2003.

      If for any reason any nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board of Directors. Alternatively, the Board of Directors may reduce the number of nominees. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares which individuals have a right to acquire, e.g., through exercise of options under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the “1991 Plan”), within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, by each director-nominee, including the chief executive officer, the other four most highly compensated executive officers (“named executive officers”) and for such persons and the other executive officers as a group as of February 27, 2004. Ownership is also reported as of January 31, 2004 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Dividend Reinvestment Plan.

Name, Age,
Principal Occupation		Common
or Employment,		Shares		Percent
Present and During	Director	Beneficially	Deferred	of	Other
Last Five Years	Since	Owned(1)	Shares(1)	Class	Directorships

Director-Nominees:

Louis V. Bockius III — 68 Retired Chairman, Bocko Incorporated, North Canton, Ohio; Prior — Chairman, Bocko Incorporated, North Canton, Ohio (Plastic Injection Molding)	1978	193,087	—	0.27	Unizan Financial Corp.

Christopher M. Connor — 47 Chairman and Chief Executive Officer, The Sherwin-Williams Company, Cleveland, Ohio; Prior — Chief Executive Officer; President of the Paint Stores Group, The Sherwin-Williams Company, Cleveland, Ohio (Manufacturer of paint and coatings)	2002	3,500	—	—	National City Corp., The Sherwin-Williams Company

Richard L. Crandall — 60 Managing Director, Aspen Partners LLC, Aspen, Colorado (Private Equity); Chairman & CEO, Enterprise Software (CEO) Roundtable, Aspen, Colorado; Prior — Non-executive Chairman of the Board, Giga Information Group, Inc., Cambridge, Massachusetts (Global Technology Advisory Firm)	1996	16,729	—	0.02	Dreman Claymore Dividend & Income Fund, Novell, Inc.

Eric C. Evans — 51 President and Chief Operating Officer, Diebold, Incorporated, Canton, Ohio; Prior — Group Vice President-Emerson Climate Technologies Air Conditioning; Copeland Group Executive & President-Air Conditioning, Emerson, Sidney, Ohio	2004	—	—	—	None

Gale S. Fitzgerald — 53 Director, TranSpend, Inc., Miami, Florida (Total Spend Optimization); Prior — President and CEO, QP Group, Inc., Parsippany, New Jersey (Procurement and Supply Solutions); Chairman and Chief Executive Officer, Computer Task Group, Inc., Buffalo, New York (International Information Technology Services)	1999	13,000	—	0.02	Health Net, Inc. TranSpend, Inc.

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

Phillip B. Lassiter — 60 Non-executive Chairman of the Board, Ambac Financial Group, Inc., New York, New York; Prior — Chairman of the Board, and Chief Executive Officer; President; Ambac Financial Group, Inc. New York, New York (Financial Guarantee Insurance Holding Company)	1995	16,011		—	0.02	Ambac Financial Group, Inc., Certegy Inc.

John N. Lauer — 65 Retired Chairman of the Board, Oglebay Norton Co., Cleveland, Ohio; Prior — Chairman of the Board and Chief Executive Officer; President, Oglebay Norton Co., Cleveland, Ohio (Industrial Minerals)	1992	23,730		1,277	0.03	Menasha Corporation, Poly Hi Solidur, Inc.

William F. Massy — 69 President, The Jackson Hole Higher Education Group, Inc., Jackson Hole, Wyoming, and Professor of Education and Business Administration, Emeritus, Stanford University, Stanford, California (Education)	1984	25,026		4,609	0.03	None

Walden W. O’Dell — 58 Chairman of the Board and Chief Executive Officer, Diebold, Incorporated, Canton, Ohio; Prior — Chairman of the Board, President and Chief Executive Officer, Diebold, Incorporated, Canton, Ohio; Group Vice President, Tool Group and President of Ridge Tool Division, Emerson, Elyria, Ohio (Electrical, Electromechanical and Electronic Products and Systems)	1999	96,902	(2)	306,300	0.23	Federal Signal Corporation, Lennox International, Inc.

Eric J. Roorda — 53 President, Procomp Agropecuária Ltda, Sao Paulo, Brazil (Agribusiness); Prior — Chairman of the Board and President, Procomp Amazonia Industria Eletronica, S.A., Sao Paulo, Brazil (Banking and Electoral Automation)	2001	318,568		—	0.44	None

W. R. Timken, Jr. — 65 Non-executive Chairman of the Board, The Timken Company, Canton, Ohio; Prior — Chairman and Chief Executive Officer; Chairman-Board of Directors, President and Chief Executive Officer, The Timken Company, Canton, Ohio, (Manufacturer of Tapered Roller Bearings and Specialty Alloy Steel)	1986	141,820	(3)(4)	—	0.20	The Timken Company

Henry D. G. Wallace — 58 Retired Group Vice President and Chief Financial Officer, Ford Motor Company (Automotive Industry)	2003	2,000		—	—	Hayes Lemmerz International Inc.

Name, Age,
Principal Occupation		Common
or Employment,		Shares			Percent
Present and During	Director	Beneficially		Deferred	of	Other
Last Five Years	Since	Owned(1)		Shares(1)	Class	Directorships

Other Named Executive Officers:

Gregory T. Geswein Senior Vice President and Chief Financial Officer, Diebold, Incorporated, Canton, Ohio; Prior — Senior Vice President and Chief Financial Officer, Pioneer-Standard Electronics, Incorporated; Vice President and Corporate Controller, Mead Corporation	—	94,078	(2)	16,590	0.13	None

Michael J. Hillock President, International, Diebold, Incorporated, Canton, Ohio	—	141,195	(2)(3)	13,200	0.19	None

David Bucci Senior Vice President, Customer Solutions, Diebold, Incorporated, Canton, Ohio	—	144,528	(2)(3)	7,500	0.20	None

Daniel J. O’Brien Vice President, Global Product Marketing, Product Management & Engineering, Diebold, Incorporated, Canton, Ohio; Prior — Vice President of Engineering, Operations and Manufacturing, NCR Corporation, LTD., Dundee, Scotland	—	18,200		—	0.03	None
All Directors and Executive Officers (27) as a Group	—	1,670,966	(2)(3)(4)	369,456	2.39	—

(1)	Messrs. O’Dell, Geswein, Hillock, Bucci and O’Brien have stock options issued under the 1991 Plan for 82,500, 80,000, 106,500, 113,250 and 13,200 shares respectively that are exercisable within 60 days following February 27, 2004. Under the 1991 Plan, directors Bockius, Connor, Crandall, Fitzgerald, Lassiter, Lauer, Massy, Roorda, Timken and Wallace each have stock options to acquire 13,000, 2,000, 9,500, 9,500, 9,500, 4,875, 8,735, 5,000, 4,875 and 1,000 shares, respectively, within 60 days following February 27, 2004. For all directors and executive officers as a group, the number of shares that are exercisable within 60 days following February 27, 2004 under the 1991 Plan is 701,235. The shares subject to the stock options described in this footnote are included in the above table. The deferred shares for Messrs. Lauer, Massy, O’Dell, Geswein Hillock and Bucci are not included in the shares reported in the beneficial ownership column. Of these deferred shares, only 70,000 of Mr. O’Dell’s deferred shares could be acquired within 60 days following February 27, 2004 and are included in the percent column.

(2)	Includes shares held in his or her name under the 401(k) Savings Plan over which he or she has voting power, and/or shares held in the Dividend Reinvestment Plan.

(3)	Includes shares registered as custodian or trustee for minors, shares held in trust or shares otherwise beneficially owned.

(4)	Includes 93,518 shares (0.13%) in which Mr. Timken has shared voting power and shared investment power. Mr. Timken disclaims any beneficial ownership of 13,518 of these shares. Mr. Timken disclaims ownership of 2,000 shares owned by wife individually and 1,000 shares owned by wife’s individual retirement account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To the Corporation’s knowledge, based solely on review of such reports filed by the Corporation or provided to it and written representations that no other reports were required during the year ended December 31, 2003, all directors and executive officers complied with the Section 16(a) filing requirements.

DIRECTOR INDEPENDENCE

      The Board of Directors has determined that each of Louis V. Bockius III, Christopher M. Connor, Richard L. Crandall, Gale S. Fitzgerald, Phillip B. Lassiter, John N. Lauer, William F. Massy, Eric J. Roorda, W. R. Timken, Jr. and Henry D. G. Wallace, which includes each of the current members of the Audit Committee, the Board Governance Committee and the Compensation Committee, has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) and is independent within the Corporation’s director independence standards, which reflect exactly the New York Stock Exchange director independence standards as currently in effect and as they may be changed from time to time. Walden W. O’Dell and Eric C. Evans do not meet the aforementioned independence standards because they are the Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, and are employees of the Corporation.

DIRECTOR COMMITTEES AND COMPENSATION

      The members of the Audit Committee are William F. Massy, Chair, Louis V. Bockius III, Richard L. Crandall, Gale S. Fitzgerald and Henry D. G. Wallace. All members of the committee are independent. The committee met eight times during 2003 in formal session and had various informal communications between themselves and management as well as with the independent auditors at various times during the year. The Board of Directors has determined that Messrs. Massy and Wallace are audit committee financial experts. The committee’s functions are described below under “Audit Committee Report.”

      The members of the Board Governance Committee are W. R. Timken, Jr., Chair, Louis V. Bockius III, Richard L. Crandall, Gale S. Fitzgerald, Phillip B. Lassiter and John N. Lauer. All members of the committee are independent. The committee met two times during 2003. The committee’s functions include reviewing the qualifications of potential director candidates and making recommendations to the Board of Directors to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on the committees. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

      The members of the Compensation Committee are Phillip B. Lassiter, Chair, Christopher M. Connor, John N. Lauer and W. R. Timken, Jr. The committee met three times during 2003. The committee’s functions are described below under “Compensation Committee Report on Executive Compensation.”

      The members of the Executive Committee are John N. Lauer, Chair, Louis V. Bockius III and W. R. Timken, Jr. The committee did not hold any formal meetings in 2003. The functions of the committee were carried out by telephone or written correspondence. The committee’s functions include reviewing the management and operation of the business of the Corporation between meetings of the Board of Directors. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

      The members of the Investment Committee are Richard L. Crandall, Chair, William F. Massy and Henry D. G. Wallace. The committee met two times in 2003. The committee’s functions include establishing the investment policy including asset allocation for the Corporation’s cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation’s retirement plans and 401(k) Savings Plans to assure adequate and competitive returns. The committee’s current charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

      In 2003 the Board of Directors held six meetings. All directors attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served during the period.

      Non-employee directors are compensated for their services as directors at the rate of $35,000 per year. Non-employee directors who are members of the Audit Committee and the Compensation Committee receive $7,000 per year, and the chairs of these committees each receive $12,000 per year. The non-employee directors who are members of the Executive Committee and the Investment Committee receive $3,000 per year, and the chairs of these committees receive $5,000 per year. The non-employee directors of the Board Governance Committee receive $5,000 per year, and the chair of this committee receives $8,000 per year. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Amended and Restated 1985 Deferred Compensation Plan for Directors. Each non-employee director may also receive an award of option rights or restricted shares under the 1991 Plan. In 2003, each non-employee director was awarded a stock option to purchase 4,000 Common Shares at an exercise price representing 100% of the average share price of the Common Shares as of the date of grant. All directors’ options are entitled to reload rights as described in footnote 2 of the table entitled Option Grants in Last Fiscal Year.

CONSIDERATION OF DIRECTOR NOMINEES

Shareholder Nominees

      The policy of the Board Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Board Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder nominations proposed for consideration by the Board Governance Committee should include (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise, (2) an indication of the nominee’s consent to serve as a director of the Corporation if elected, and (3) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation, and should be addressed to Diebold, Incorporated, 5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077, Attention: Corporate Secretary. See also “Proposals of Shareholders” on page  22 of this Proxy Statement.

Director Qualifications

      In evaluating director nominees, the Board Governance Committee considers such factors as it deems appropriate, consistent with the Corporation’s Corporate Governance Guidelines and other criteria established by the Board of Directors. The Board Governance Committee’s goal in selecting directors for nomination to the Board of Directors is generally to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable the Corporation to pursue its strategic objectives. The Board Governance Committee has not reduced the qualifications for service on the Corporation’s Board of Directors to a checklist of specific standards or specific, minimum qualifications, skills or qualities. Rather, the Corporation seeks, consistent with the vacancies existing on the Corporation’s Board of Directors at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity, integrity, and global experience would be considered a desirable addition to the Board of Directors and any committees thereof. In addition, the Board Governance Committee annually conducts a review of incumbent directors using the same criteria as outlined above, in order to determine whether a director should be nominated for re-election to the Board of Directors.

      The Board Governance Committee makes determinations as to director selection based upon the facts and circumstances at the time of the receipt of the director candidate recommendation. Applicable considerations include (1) whether the Board Governance Committee is currently looking to fill a new position created by an expansion of the number of directors, or a vacancy that may exist on the Board of Directors, (2) whether the current composition of the Board of Directors is consistent with the criteria described in the Corporation’s

Corporate Governance Guidelines, (3) whether the candidate submitted possesses the qualifications that are generally the basis for selection for candidates to the Board of Directors, and (4) whether the candidate would be considered independent under the rules of the New York Stock Exchange and the Corporation’s standards with respect to director independence. Final approval of any candidate will be determined by the full Board of Directors.

Identifying and Evaluating Nominees for Directors

      The Board Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Board Governance Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Board Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Board Governance Committee considers properly submitted nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Board Governance Committee at a regularly scheduled meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Donald R. Gant, a former director of the Corporation, was a member of the Compensation and Organization Committee until his retirement from the Board of Directors in April 2003. Mr. Gant formerly served as a director and officer for two of the Corporation’s subsidiaries, but did not receive any additional compensation for serving in these capacities.

EXECUTIVE COMPENSATION

      The following table provides information relating to the annual and long-term compensation for the years ended 2003, 2002, and 2001 for the named executive officers of the Corporation. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

SUMMARY COMPENSATION TABLE

					Long Term Compensation

	Annual Compensation				Awards		Payouts

				Other
				Annual	Restricted	Securities		All Other
Name and				Compen-	Stock	Underlying	LTIP	Compen-
Principal Position	Year	Salary	Bonus	sation(1)	Awards(2)	Options	Payouts	sation(1)

Walden W. O’Dell	2003	$660,000	$807,200	$59,714	$0	60,000	$1,399,200	$74,005
Chairman of the Board and	2002	600,000	660,000	55,925	186,405	60,000	0	53,610
Chief Executive Officer	2001	500,000	260,000	59,700	513,162	50,000	0	41,586
Gregory T. Geswein	2003	327,000	279,300	23,252	0	30,000	769,560	6,814
Senior Vice President and	2002	315,000	236,000	18,045	73,100	30,000	0	5,610
Chief Financial Officer	2001	287,500	105,000	13,003	97,589	30,000	0	4,900
Michael J. Hillock	2003	285,000	243,400	22,135	0	25,000	699,600	6,196
President,	2002	280,000	206,000	15,583	65,790	25,000	0	5,333
International	2001	251,010	92,700	16,679	166,668	25,000	0	4,882
David Bucci	2003	268,000	228,900	22,582	0	25,000	699,600	5,621
Senior Vice President,	2002	260,000	191,000	17,210	62,135	25,000	0	4,950
Customer Solutions	2001	245,502	88,900	16,352	166,668	25,000	0	4,541
Daniel J. O’Brien	2003	255,000	176,500	0	265,500	12,000	0	0
Vice President, Global
Product Marketing,
Product Management and
Engineering

(1)	The amounts reported for 2004 for Other Annual Compensation consist of amounts reimbursed to the named executive officers for tax liability on the following items: use of a Corporation automobile or cash in lieu thereof; supplemental executive life insurance, financial planning services, memberships and for dividend equivalents on incentive compensation. The All Other Compensation column presents amounts representing the dollar value of insurance premiums paid by the Corporation for the benefit of the executive and amounts contributed for 2003 under the Corporation’s 401(k) Savings Plan respectively as follows: Mr. O’Dell ($1,611, $5,468); Mr. Geswein ($722, $6,092); Mr. Hillock ($421, $5,775); Mr. Bucci ($0, $5,621) and Mr. O’Brien ($0, $0) . The All Other Compensation column also includes an amount of $66,926 for preferential interest earned but not paid in 2003 by Mr. O’Dell on deferred compensation.

(2)	As of December 31, 2003 Mr. O’Dell held a total of 14,040 restricted shares with a value as of that date of $756,335 and 5,100 performance shares with a value of $274,737; Mr. Geswein held a total of 2,670 restricted shares with a value as of that date of $143,833 and 2,000 performance shares with a value of $107,740; Mr. Hillock held a total of 4,560 restricted shares with a value as of that date of $245,647 and 1,800 performance shares with a value of $96,966; Mr. Bucci held a total of 4,560 restricted shares with a value as of that date of $245,647 and 1,700 performance shares with a value of $91,579. The column also reflects an award of 5,000 restricted shares made after the end of the year to Mr. O’Brien. Dividends are paid on restricted shares at the same rate as paid to all shareholders, and dividend equivalents are paid on performance shares at the same rate.

EMPLOYMENT CONTRACTS AND TERMINATION

OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

      The Corporation entered into an employment agreement with Mr. O’Dell when he joined the Corporation on November 1, 1999. This agreement provides for a term of employment of three years with automatic one-year renewals thereafter unless either party notifies the other at least twelve months before the scheduled expiration date that the term is not to renew. During the term of the agreement, Mr. O’Dell is entitled to base salary of at least $500,000 per year, and an annual bonus opportunity equal to 100% of his base salary. Mr. O’Dell’s agreement also provides for the payment of severance compensation in the event his employment terminates under certain circumstances, including two years’ salary, bonus and specified benefits if his employment is terminated by the Corporation without cause.

      The Corporation has entered into agreements with each of the named executive officers, and certain other executives, providing that in the event of any change in control of the Corporation through the acquisition of 20 percent or more of the outstanding voting securities of the Corporation, certain changes in the composition of the Corporation’s Board of Directors, or by merger or consolidation of the Corporation into, or sale of substantially all of its assets to, another corporation, such persons would continue their employment with the Corporation in their present positions for a term of three years following such change in control. During such term of employment, each of the named executive officers would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than prior to commencement of the term. In the event of the termination of such person’s employment under certain circumstances after a change in control of the Corporation, such person would be entitled to receive a payment in the amount of approximately twice such person’s prior base salary and to continue to participate in certain employee benefit plans for up to two years. In Mr. O’Dell’s case his employment agreement provides that he would be entitled to receive a payment of approximately three times his prior base salary and to continue to participate in certain employee benefit plans for up to two years. None of the agreements will become operative until a change in control of the Corporation has occurred, prior to which time the Corporation and such persons each reserve the right at any time, with or without cause, to terminate his or her employment relationship. The Corporation has established trusts to secure, among other things, the payment of amounts that may become payable pursuant to these agreements and to reimburse such persons for expenses incurred in attempting to enforce the Corporation’s obligations pursuant to these agreements and certain other arrangements. These trusts will be funded only in connection with or in anticipation of a change in control of the Corporation.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information relating to stock option grants for the year 2003 for the named executive officers of the Corporation. No stock appreciation rights were granted to the named executive officers or other optionees during 2003.

	Individual Grants

	Number of			Grant Date Value(1)
	Securities	% of
	Underlying	Total Options	Exercise		Grant
	Options	Granted to	or Base		Date
	Granted(2)	Employees in	Price	Expiration	Present
Name	(#)	Fiscal Year	($/sh)(3)	Date	Value($)

Walden W. O’Dell	60,000	8.0	36.31	2/04/13	663,000
Gregory T. Geswein	30,000	4.0	36.31	2/04/13	331,500
Michael J. Hillock	25,000	3.3	36.31	2/04/13	276,250
David Bucci	25,000	3.3	36.31	2/04/13	276,250
Daniel J. O’Brien	12,000	1.6	36.31	2/04/13	132,600

(1)	The Commission authorizes the use of variations of the Black-Scholes option-pricing model for valuing executive stock options in its rules on executive compensation disclosure. The Corporation utilizes the Black-Scholes model to estimate the grant date present value of stock option grants. The following assumptions were used in calculating the Black-Scholes present value of the 2003 stock option grants: (a) an expected option term of four years for Messrs. O’Dell, Geswein, Hillock and Bucci and five years for Mr. O’Brien; (b) an interest rate of 2.63%, which is the interest rate for a zero-coupon U.S. government issue with a maturity of four years; (c) volatility of 41% calculated using the daily ending stock price for the equivalent period to the expected option term prior to grant date; and (d) a dividend yield of 1.73%, the average dividends paid annually over the last four years. There is no assurance that the value actually realized by an executive will be at or near the estimated Black-Scholes value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The Corporation does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

(2)	All option grants were new and not granted in connection with an option repricing transaction. The term of the options is ten years, and vesting occurs at the rate of 25% for Messrs. O’Dell, Geswein, Hillock and Bucci and 20% for Mr. O’Brien annually beginning one year from the date of grant or immediately in the event of a change in control. These options have a reload feature, under which an optionee can elect to pay the exercise price using previously owned shares and receive a new option at the then current market price for a number of shares equal to those surrendered. The reload feature is only available, however, if the optionee agrees to defer receipt of the balance of the option shares for at least two years. This feature was also made available to all outstanding stock options held by these individuals.

(3)	The exercise or base price per share represents the average share value of the Corporation’s Common Shares as of the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

      The following table provides information relating to stock option exercises for the year 2003 and exercisable and unexercisable stock options at December 31, 2003 for the named executive officers of the Corporation. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at FY-End		at FY-End
	Shares		(#)		($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable		Exercisable/Unexercisable

Walden W. O’Dell	-0-	-0-	40,000	*	888,700	*
			130,000	**	2,460,700	**
Gregory T. Geswein	-0-	-0-	48,750	*	1,228,125	*
			76,250	**	1,533,575	**
Michael J. Hillock	-0-	-0-	79,000	*	1,769,705	*
			65,000	**	1,348,913	**
David Bucci	3,375	136,346	85,750	*	1,959,272	*
			65,000	**	1,348,913	**
Daniel J. O’Brien	-0-	-0-	8,400	*	141,252	*
			30,600	**	526,278	**

*	exercisable

**	unexercisable

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

      The following table provides information relating to the long-term incentive awards that were made in the year 2003 under the 1991 Plan for the named executive officers.

		Performance	Estimated Future Payouts
	Number of	or Other	Under Non-Stock Price-Based Plans
	Shares, Units	Period Until	Number of Shares
	or Other	Maturation or
Name	Rights	Payout	Threshold	Target	Maximum

Walden W. O’Dell	20,000	1/1/03-12/31/05	2,500	20,000	34,000
Gregory T. Geswein	11,000	1/1/03-12/31/05	1,375	11,000	18,700
Michael J. Hillock	10,000	1/1/03-12/31/05	1,250	10,000	17,000
David Bucci	10,000	1/1/03-12/31/05	1,250	10,000	17,000
Daniel J. O’Brien	5,000	1/1/03-12/31/05	625	5,000	8,500

      The table above presents information about performance shares awarded during the year pursuant to the 1991 Plan. Each performance share that is earned out entitles the holder to the then current value of one Common Share. Payouts of awards are tied to achievement of management objectives based upon three separate financial measures: return on total capital (weighted 25%), growth in earnings per share (weighted 50%) and relative total shareholder return (weighted 25%). All of the measures are calculated over the three-year period shown in the table above except relative total shareholder return which is calculated over the period from February 1, 2003 through January 31, 2006. No amount is payable unless the threshold amount is exceeded. The maximum award amount for any one measure, which can be up to 200% of the target amount, will be earned if the Corporation achieves the maximum performance measure, but the maximum award for all measures combined is limited to 170% of the target amount.

PENSION PLAN TABLE

      The named executive officers, excluding Mr. O’Brien, are eligible to participate in a qualified non-contributory defined benefit retirement plan (“Qualified Retirement Plan”). In addition, the named executive officers, excluding Mr. O’Brien, and nine additional executive officers participate in an unfunded non-qualified supplemental retirement plan (“Supplemental Retirement Plan I”). The Supplemental Retirement Plan I is henceforth closed to new participants. Prospectively, executives not currently participating in the Supplemental Retirement Plan I may be eligible to participate in the Supplemental Retirement Plan II.

QUALIFIED RETIREMENT PLAN

      Benefit levels under the Qualified Retirement Plan are based on years of service (subject to a maximum of 30 years), final average compensation (which is a five-year average of the Salary and Bonus, as reflected in the Summary Compensation Table but limited to $200,000 in 2003, retroactively applied back to 1994), and the participant’s individual Covered Compensation as defined under the Internal Revenue Code.

SUPPLEMENTAL RETIREMENT PLAN I

      The Supplemental Retirement Plan I provides a supplemental monthly retirement benefit so that a participant’s total retirement benefit from the Qualified Retirement Plan and the Supplemental Retirement Plan I, plus one-half of the participant’s anticipated Social Security benefit payable at age 62, equals 65% (prorated for less than 15 years of service) of the participant’s final average compensation received from the Corporation during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as Salary plus Bonus accrued for each such calendar year. The Supplemental Retirement Plan I benefits are payable at age 62 on a joint & survivor basis, if married, and a single life basis, if single at retirement. A participant may also elect, subject to the approval of the Compensation Committee of the Board, to receive benefits in the form of a lump sum payment at retirement. In no case will less than five years of benefit payments be made to the participant, his or her spouse and/or beneficiary, as applicable. Benefits are available to participants electing early retirement at age 60 (on a reduced basis) and who become disabled while employed. Benefits are also available to participants whose employment is involuntarily terminated with no service requirement. Reduced benefits (computed at 55% of final average compensation, rather than 65%) are available to participants who voluntarily terminate employment after completing 10 years of service. Accrued benefits under the Supplemental Retirement Plan I are fully vested in the event of a change in control of the Corporation. The Supplemental Retirement Plan I is now closed to new participants.

      Table A sets forth the estimated annual benefits for both the Qualified Retirement Plan and the Supplemental Retirement Plan I upon retirement at age 62 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Retirement Plan I and the Social Security Act continue unchanged and that one-half of each participant’s anticipated Social Security benefit is $8,532 per year at age 62.

TABLE A

RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN I
Annual Benefit Payable At Age 62

Average			15 or More
Compensation	5 Years	10 Years	Years
At Age 62	of Service	of Service	of Service

$300,000	$56,468	$121,468	$186,468
500,000	99,801	208,135	316,468
700,000	143,135	294,801	446,468
900,000	186,468	381,468	576,468
1,100,000	229,801	468,135	706,468
1,300,000	273,135	554,801	836,468
1,500,000	316,468	641,468	966,468
1,600,000	338,135	684,801	1,031,468
1,700,000	359,801	728,135	1,096,468
1,800,000	381,468	771,468	1,161,468

SUPPLEMENTAL RETIREMENT PLAN II

      The Supplemental Retirement Plan II provides a supplemental monthly retirement benefit so that a participant’s total retirement benefit from the Qualified Retirement Plan and the Supplemental Retirement Plan II, plus one-half of the participant’s anticipated Social Security benefit payable at age 65, equals 50% (prorated for less than 30 years of service) of the participant’s final average compensation received from the Corporation during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as Salary plus Bonus accrued for each such calendar year. The Supplemental Retirement Plan II benefits are payable at age 65 as a straight life annuity. Joint & survivor options are available on an actuarially equivalent basis. A participant may also elect, subject to the approval of the Compensation Committee of the Board, to receive benefits in the form of a lump sum payment at retirement. Benefits are available to participants electing early retirement at age 60 (on a reduced basis) and who become disabled while employed. Benefits are also available to participants whose employment is involuntarily terminated with no service requirement. Reduced benefits (computed as the excess of the benefit payable to the participant under the terms of the Qualified Retirement Plan without regard to statutory limits over the benefit payable under the terms of the Qualified Retirement Plan) are available to participants who voluntarily terminate employment after completing 10 years service. Accrued benefits under the Supplemental Retirement Plan II are fully vested in the event of a change in control of the Corporation. The Supplemental Retirement Plan II replaces the Supplemental Retirement Plan I for incoming eligible executives.

      Table B sets forth the estimated annual benefits for both the Qualified Retirement Plan and the Supplemental Retirement Plan II upon retirement at age 65 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Retirement Plan II and the Social Security Act continue unchanged and that one-half of each participant’s anticipated Social Security benefit is $10,704 per year at age 65.

TABLE B

RETIREMENT PLAN AND SUPPLEMENTAL RETIREMENT PLAN II
Annual Benefit Payable At Age 65

						30
Average						or More
Compensation	5 Years	10 Years	15 Years	20 Years	25 Years	Years
At Age 65	of Service	of Service	of Service	of Service	of Service	of Service

$300,000	$14,296	$39,296	$64,296	$89,296	$114,296	$139,296
500,000	30,963	72,629	114,296	155,963	197,629	239,296
700,000	47,629	105,963	164,296	222,629	280,963	339,296
900,000	64,296	139,296	214,296	289,296	364,296	439,296
1,100,000	80,963	172,629	264,296	355,963	447,629	539,296
1,300,000	97,629	205,963	314,296	422,629	530,963	639,296
1,500,000	114,296	239,296	364,296	489,296	614,296	739,296
1,600,000	122,629	255,963	389,296	522,629	655,963	789,296
1,700,000	130,963	272,629	414,296	555,963	697,629	839,296
1,800,000	139,296	289,296	439,296	589,296	739,296	889,296

      As of December 31, 2003, the number of years of service for the named executive officers is as follows: Mr. O’Dell, 11.4 years; Mr. Geswein 3.8 years; Mr. Hillock, 24.8 years; Mr. Bucci, 26.3 years; Mr. O’Brien was not a participant in the Retirement Plan or either Supplemental Plans during 2003. The number of years of service for Mr. O’Dell includes 7 years of service provided under his employment agreement upon commencing his employment by the Corporation, which are to be taken into account in determining his accrued benefit under the Supplemental Retirement Plan I upon any termination of employment. His Agreement also provides that he is fully vested in his accrued benefit under the Supplemental Retirement Plan I.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      The Compensation Committee (the “Committee”) is comprised entirely of independent directors. The Committee’s principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers under the Annual Incentive Plan, and to select the participants, assess achievement of objectives and determine awards under the 1991 Equity and Performance Incentive Plan, as Amended and Restated (the “1991 Plan”). The Committee also reviews the management succession plan and any proposed changes to any benefit plans of the Corporation such as retirement plans, deferred compensation plans and 401(k) Savings Plans. The Committee’s charter is available on the Corporation’s web site at http://www.diebold.com or by written request to the Corporate Secretary.

      The Committee periodically obtains studies prepared by independent compensation consultants and meets with them as necessary to review those studies. The Committee engaged an outside consultant to evaluate the entire executive compensation program during 2002 and used the results of this evaluation in setting compensation of the executive officers for 2003. This process included an in-depth review of compensation policies of companies similar to the Corporation in size and industry and included those companies with which the Corporation competes for talented executives. The companies selected for this purpose included some of the companies reflected in the Corporation’s performance graph as well as some of the companies used as peer group companies for long-term incentive awards made to the executive officers. During 2003, the Committee obtained an additional independent study, which focused on updating this group of peer companies and also recommended changes in the management performance measures to be used for long-term compensation awards in 2004. The study also recommended replacing a portion of the Corporation’s stock option program for non-executive officers with restricted stock units beginning in 2004.

      The Committee believes that the compensation for the named executive officers and the other executive officers should tie individual compensation to the performance of the Corporation. The Corporation currently has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides incentive compensation which optimizes rewards for performance over a shorter period of performance, while long-term incentive compensation optimizes rewards for performance over a longer term based upon achievement of cumulative financial measures, usually over a three-year period. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price. The Committee believes that the base salary should be set at or below median, and that total compensation should be at or above the median when the Corporation meets or exceeds its expectations and below when it does not. Further, a significant proportion of total compensation should be variable and dependent on the overall performance of the Corporation, and this objective can be achieved through appropriate design of long-term incentive compensation.

Base Salary Compensation

      The base salary for all executive officers is reviewed annually, and the Committee’s review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Corporation in comparison with companies similar to the Corporation. As noted above, the Committee’s compensation policy is to generally set base salary at or below median. In 2003 the Committee recommended modest increases in salaries.

Annual Incentive Compensation

      The Annual Incentive Plan (“Incentive Plan”) recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Corporation’s success. These participants have the greatest impact on the profitability of the Corporation. In general, the participants with the most significant responsibility have the greatest proportion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate earnings per share and specific individual goals and objectives.

      At the beginning of 2003, the Committee established annual performance goals for the Corporation which were based on earnings per share. The performance goals include threshold and maximum amounts for achievement and exclude any impact from pension expense. The Committee established the threshold at a level that required the Corporation to exceed by 6% the level of earnings per share achieved in 2002 before any payout could occur and with the maximum amount at 18% over 2002. At the same time, the Committee reviewed, amended and approved individual personal performance goals and objectives for the named executive officers. The Incentive Plan is generally weighted 50% on the Corporation achieving its earnings per share goal, and 50% on the achievement of the individual goals and objectives. Generally, no Incentive Plan compensation is paid if the Corporation does not achieve at least the threshold amount of its earnings per share goal even though an individual may have achieved his or her personal goals and objectives, but the Committee retains discretion to provide for a payment if the threshold limit is not met if circumstances warrant. At the end of the year, the Committee reviewed the performance of the Corporation and achievement of the personal goals and objectives for the named executive officers and other executive officers. The Committee then reviewed its findings and recommendations with the Board of Directors. In 2003 the Corporation did exceed the threshold level of its performance goals, and the executive officers received Incentive Compensation accordingly.

Long-Term Incentive Compensation

      The 1991 Plan affords flexibility in the types of awards that can be made for a long-term period. In particular, certain awards tie the individual’s performance to the performance of the Corporation. In 2003, as in prior years, the Committee used performance share grants for the performance period of January 1, 2003 through December 31, 2005. In accordance with the recommendations of the 2002 study described above, the performance measures were based on three separate financial measures: growth in earnings per share (weighted 50%), return on total capital (weighted 25%), and relative total shareholder return (weighted 25%).

      In addition, during 2003 the Committee provided for stock option grants to the named executive officers and also to other executive officers. The number of option shares granted considered the recommendations of the Committee’s compensation consultant, the target total compensation for the peer companies of the Corporation and the value of option grants as determined by means of the Black-Scholes option valuation method. The Committee also considers the mix of share and option awards in seeking to make the most effective use of equity compensation. For 2003 the Committee determined to fix the proportion of options to share awards at approximately 50/50.

      The Committee continues to believe that stock options provide an essential competitive component in the executive compensation program. Stock options align the interests of the named executive officers and other executive officers most directly with those of the Corporation’s shareholders since no benefit inures to the executive officers unless stock price appreciation occurs over a period of years. Information on the stock options granted to the named executive officers is included in the table entitled “Option Grants in Last Fiscal Year”.

Stock Ownership Guidelines

      Based upon information provided by the compensation consultant, stock ownership guidelines were established at the end of 1996 for the named executive officers and other executive officers. The Committee and the Board of Directors believe that it is important for each executive officer to have a substantial investment in the Corporation as such investment links an executive officer’s interests with other shareholders. These guidelines set forth a specific target level of ownership based upon a multiple of base salary. The target levels are 4 times for group vice presidents and vice presidents, 6 times for executive vice presidents and senior vice presidents, 8 times for the president and chief operating officer and 10 times for the chairman of the board and the chief executive officer. The guidelines recommend that the executive officers reach their respective level within three to five years. Periodic adjustments may be considered, and discretion may be used in certain instances. It is expected that the target levels will be achieved from stock that is obtained by the executive officers through the various elements of the executive compensation program. In December 2003 the guidelines were revised so that holdings of restricted shares, deferred shares and shares held through the Corporation’s 401(k) savings plan will be calculated on an after-tax basis, assuming an average rate of tax of 45%. The Committee reviews progress toward the target levels of ownership on an annual basis to determine whether all of the executive officers are at the requisite level of progress toward such target levels.

Chief Executive Officer Compensation

      Mr. O’Dell’s employment agreement sets his base salary at $500,000 per year. It also provides for an annual incentive award opportunity under the Incentive Plan of 100% of base salary. The Committee set this percentage at 180% for 2003, and set his base salary at $660,000 for 2003. There were no other changes in Mr. O’Dell’s compensation during 2003. Mr. O’Dell received a payment under the Incentive Plan in the amount of $807,200, which was determined in the same manner as the payments to the other executive officers. Mr. O’Dell received this amount because he achieved certain predetermined personal goals and objectives, including reduction in operating expenses as a percentage of sales and improvement of return on total capital and because he also met non-financial goals. With respect to long-term incentive compensation, Mr. O’Dell was granted a performance share grant in 2003 covering the performance period of January 1, 2003 through December 31, 2005. As stated previously, any earnout of shares will be based upon achievement of the three separate financial measures: growth in earnings per share, return on total capital, and relative total shareholder return. The payout for Mr. O’Dell is 2,500 shares at threshold, 20,000 shares at target and 34,000 shares at maximum. For the performance period of January 1, 2001 through December 31, 2003, the chief executive officer earned 26,400 shares, which was slightly less than the maximum level. The payout was in the form of shares. In addition, in 2003 Mr. O’Dell was granted a stock option for 60,000 shares at $36.31 per share, which represented the average share price as of the date of grant. Additional information on his stock option is included in the table entitled Option Grants in Last Fiscal Year. The Committee believes Mr. O’Dell’s performance in 2003 was outstanding given the economy, the loss of the chief operating officer early in the year and the resulting excellent performance of the Corporation not only in

2003 but during the past four years. Additional details about the compensation provided under Mr. O’Dell’s employment agreement are described under Employment Contracts and Termination of Employment and Change-in-Control Agreements.

Compliance with Federal Tax Legislation

      Federal tax legislation enacted in 1993 generally precludes the Corporation and other public companies from taking a tax deduction for compensation in excess of $1 million which is not performance-based and is paid, or otherwise taxable, to the named executive officers. While preserving flexibility to take the necessary action to attract and retain key employees, the Corporation has taken steps that are intended to ensure the Corporation is not adversely affected by this federal tax legislation. These actions include a policy pursuant to which certain senior executive officers have entered into agreements to automatically defer amounts affected by the limitation until the limitation no longer applies.

      The foregoing report on 2003 executive compensation was submitted by the Compensation Committee of the Corporation’s Board of Directors and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission”) or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The names of the directors who serve on the Compensation Committee are set forth below:

Phillip B. Lassiter, Chair
Christopher M. Connor
John N. Lauer
W. R. Timken, Jr.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends, of the Corporation’s Common Shares with (i) the cumulative total return of the S&P Composite 500 Stock Index, (ii) a group of peer companies selected by the Corporation based on similarity to the Corporation’s line of business and similar market capitalization and used in last year’s proxy statement and (iii) a new group of peer companies selected by the Corporation based on similarity to the Corporation’s line of business and similar market capitalization. The Corporation has selected a new peer group because of acquisitions and dispositions within the old peer group and because the new peer group includes a broader selection of peer companies. In this transition year, the table and the graph below include both the old and new indices of peer companies. The comparison covers the five-year period starting December 31, 1998 and ended December 31, 2003. The comparisons in this graph are required by rules promulgated by the Commission and are not intended to forecast future performance of the Corporation’s Common Shares.

	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03

Diebold	$100	$67	$98	$121	$125	$166

S&P 500®	$100	$121	$110	$97	$76	$97

Old Custom Composite Index (5 Stocks)	$100	$109	$95	$92	$101	$140

New Custom Composite Index (14 Stocks)	$100	$94	$97	$110	$89	$112

The Old Custom Composite Index consists of Hubbell Inc- Class B, Harris Corp, SCI Systems Inc (through 3Q01), Thomas & Betts Corp, and Varian Medical Systems Inc (was Varian Associates).

The New Custom Composite Index consists of Affiliated Computer Services- Class A, Bisys Group Inc., Certegy Inc. (starting 3Q01), Cybex International Inc, Deluxe Corp, Dover Corp, Fiserv Inc, Harris Corp, NCR Corp, Pitney Bowes Inc, Symbol Technologies, Sungard Data Systems Inc, Thomas & Betts Corp, and Varian Inc.

Copyright © 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

REPORT OF AUDIT COMMITTEE

      The Audit Committee is composed of independent members as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards that are currently in effect and Section 303A.02 of the New York Stock Exchange’s listing standards that will be in effect as of the date of the annual meeting. The primary duties and responsibilities of the Committee are as follows: (a) monitor the adequacy of the Corporation’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (b) monitor the independence and performance of the Corporation’s outside auditors and internal auditing department, and (c) provide an avenue of communication among the outside auditors, management, the internal audit organization and the Board of Directors of the Corporation. The Board of Directors of the Corporation revised its Audit Committee Charter and such charter is attached as Appendix A to this proxy statement. Such charter is also available on the Corporation’s web site at http://www.diebold.com.

      The Audit Committee has reviewed and discussed with the Corporation’s management and KPMG LLP, the Corporation’s independent auditors, the audited financial statements of the Corporation contained in the Corporation’s Annual Report to Shareholders for the year ended December 31, 2003. The Audit Committee has also discussed with the Corporation’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committees”), and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Corporation by KPMG LLP is compatible with maintaining its independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the Commission.

William F. Massy, Chair
Louis V. Bockius III
Richard L. Crandall
Gale S. Fitzgerald
Henry D. G. Wallace

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      KPMG LLP acted as the Corporation’s independent auditors during the past fiscal year, and has so acted since 1965.

      The following table shows the fees billed to the Corporation for the audit and other services provided by KPMG LLP for fiscal 2003 and 2002.

	2003	2002

Audit Fees(1)	$1,312,000	$1,196,000
Audit-Related Fees(2)	60,000	69,000
Tax Fees(3)	759,000	246,000
All Other Fees	0	0
Total	$2,131,000	$1,511,000

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Corporation’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees billed primarily for employee benefit plan audits and other attestation services.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

      The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to William F. Massy, Chair of the Audit Committee, when expedition of services is necessary, provided that Mr. Massy must report any decisions to pre-approve to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, which was the date the Commission’s rules regarding pre-approvals of audit and non-audit services became effective, less than 1% of the services rendered by the independent auditors under the categories “Audit Fees”, “Audit–Related Fees”, and “Tax Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the Commission.

      The Audit Committee appointed KPMG LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 2004. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection.

      KPMG LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

      A representative of KPMG LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF

THE APPOINTMENT OF AUDITORS.

EXPENSES OF SOLICITATION

      The cost of soliciting the proxies will be paid by the Corporation. In addition to solicitation by mail, some of the Corporation’s directors, officers and employees without extra compensation may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson Shareholder Communications, Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

COMMUNICATIONS WITH DIRECTORS

      In accordance with the New York Stock Exchange’s corporate governance listing standards, the Corporation’s non-management directors meet at regularly scheduled executive sessions without management present. The chair of our Board Governance Committee, currently Mr. Timken, has been designated as the Corporation’s presiding independent director and presides at these sessions. Shareholders and interested parties may communicate with the chairs of our Audit Committee, Board Governance Committee and Compensation Committee, or with our non-management directors as a group, by sending an email to auditchair@diebold.com, bdgovchair@diebold.com, compchair@diebold.com, or nonmanagmentdirectors@diebold.com, respectively, or by writing to such person or group at Diebold, Incorporated, Attention: Corporate Secretary, 5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio 44720-8077. The Board of Directors has approved a process for handling communications received by the Corporation and addressed to non-management members of the Board. Under that process, management will review all such communications and determine whether such communications require immediate attention. Management will forward such communications, or a summary of such communications, to the appropriate director or directors. A majority of the Board of Directors independent directors approved the above-described process for determining which communications are forwarded to various members of the Board of Directors.

BUSINESS ETHICS POLICY

      The Corporation has adopted a Business Ethics Policy that applies to all directors, officers and employees of the Corporation and its subsidiaries. The Business Ethics Policy is available on the Corporation’s web site at http://www.diebold.com.

PROPOSALS OF SHAREHOLDERS

      The Corporation must receive by November 11, 2004 any proposal of a shareholder intended to be presented at the 2005 annual meeting of shareholders of the Corporation (the “2005 Meeting”) and to be included in the Corporation’s proxy, notice of meeting and proxy statement related to the 2005 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted to the Secretary of the Corporation by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2005 Meeting (“non-Rule 14a-8 Proposals”) must be received by the Corporation by January 25, 2005 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation’s proxy related to the 2005 Meeting will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 Proposals received by the Corporation after January 25, 2005.

OTHER MATTERS

      The Corporation is not aware of any matters to be presented at the annual meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board of Directors has appointed inspectors of elections to act at the annual meeting.

By Order of the Board of Directors

CHAREE FRANCIS-VOGELSANG
Vice President and Secretary

Canton, Ohio

March 10, 2004

THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE

YEAR ENDED DECEMBER 31, 2003, WAS MAILED TO ALL
SHAREHOLDERS ON OR ABOUT MARCH 10, 2004.

APPENDIX A

DIEBOLD, INCORPORATED

AUDIT COMMITTEE CHARTER

Purposes

      The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Diebold, Incorporated (the “Company”) are to assist the Board in fulfilling the Board’s oversight responsibilities with respect to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors and the Company’s internal audit function.

      The Committee shall also have the responsibility to prepare the Committee’s report, made pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), to be included in the Company’s annual proxy statement.

Composition of the Committee

      Number. The Committee shall consist of no fewer than three members of the Board.

      Qualifications. Each Committee member shall have all of the following qualifications:

•	Each Committee member shall meet the independence criteria of (1) the rules of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment and as established by the Board or an appropriate committee of the Board, and (2) Section 301 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the Securities and Exchange Commission.

•	Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee shall have accounting or related financial management expertise and that member or another member of the Committee shall have sufficient education and experience to have acquired the attributes necessary to meet the criteria of an audit committee financial expert as defined in Item 401(h) of SEC Regulation S-K. The Board determines, in its business judgment, whether each member is financially literate and whether at least one member has the requisite accounting or financial management expertise and whether that member or another member of the Committee has sufficient education and experience to meet the audit committee financial expert criteria. The designation or identification of a person as an audit committee financial expert shall not (1) impose on such person any duties, obligations or liability greater than the duties, obligations and liability imposed on such person as a member of the Committee and the Board in the absence of such designation or identification, or (2) affect the duties, obligations or liability of any other member of the Committee or the Board.

•	No Committee member shall simultaneously serve on the audit committee of more than three public companies (including the Company) unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. The Company shall disclose any such determination in its proxy statement relating to the Company’s annual meeting of shareholders.

Appointment and Removal. The Board appoints Committee members and appoints a Committee Chair from among those members. Each Committee member shall serve at the pleasure of the Board for such term as the Board may decide or until such Committee member is no longer a Board member.

Duties and Responsibilities of the Committee

      The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. As used in this Charter, the term “independent auditor” means any independent auditor, including one constituting a “registered public accounting firm” (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company.

      In performing its responsibilities:

•	Retain the Independent Auditors. The Committee shall directly (1) appoint, retain, terminate and determine the compensation of and oversee (a) the work of the Company’s independent auditors, and (b) the resolution of disagreements between management and the Company’s independent auditors, (2) pre-approve and approve all audit engagement fees, terms and services, and (3) pre-approve and approve any non-audit engagements with the Company’s independent auditors. The Committee is to exercise this authority in a manner consistent with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

•	Review and Discuss the Auditors’ Quality Control. The Company’s independent auditors shall report directly to the Committee. The Committee shall, at least annually, obtain, review and discuss a report by the Company’s independent auditors describing (1) the audit firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (3) any steps taken to deal with any such issues.

•	Review and Discuss the Independence of the Auditors. In connection with the retention of the Company’s independent auditors, the Committee shall, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Committee shall be responsible for (1) ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards, (2) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or service that may impact the objectivity and independence of the auditors, and (3) taking appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence. In connection with the Committee’s evaluation of the auditors’ independence, the Committee shall also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the regular rotation of the lead audit partner and the concurring audit partner of the independent auditors.

•	Policy on Hiring Employees of Independent Auditors. The Committee shall not permit any person to be employed by the Company as its Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer (or in an equivalent position) if (1) such person is or was within the two years prior to becoming employed by the Company an employee or partner of an independent auditor that audited the Company’s financial statements during such two-year period and he or she participated in any capacity in such audits, or (2) the hiring of whom would otherwise violate the restrictions set forth in or established pursuant to Section 206 of the Sarbanes-Oxley Act of 2002.

•	Review and Discuss the Audit Plan. The Committee shall review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

•	Review and Discuss Conduct of the Audit. The Committee shall review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management’s response, including (1) any restriction on audit scope or on access to requested information, (2) any significant disagreements with management, and (3) significant issues discussed with the independent auditors’ national office. The Committee shall decide all unresolved disagreements between management and the independent auditors regarding financial reporting. The Committee, consistent with Section 303 of the Sarbanes-Oxley Act of 2002, shall not influence the conduct of the audit in any improper manner.

•	Review and Discuss Financial Statements and Disclosures. The Committee shall review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (1) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (2) the disclosures regarding internal controls and other matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

•	Review and Discuss Financial Press Releases. The Committee shall review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur before or after issuance and, as appropriate, may include a review of the types or substance of information to be disclosed and the form of presentation to be made).

•	Review and Discuss Internal Audit Plans. The Committee shall review and discuss with the senior executive responsible for the internal audit function and appropriate members of his or her staff the plans for and the scope of their ongoing audit activities, including adequacy of staffing.

•	Review and Discuss Internal Audit Reports. The Committee shall review and discuss with the senior executive responsible for the internal audit function and appropriate members of his or her staff the annual report of the audit activities, examinations and results thereof.

•	Review and Discuss the Systems of Internal Accounting Controls. The Committee shall review and discuss with the independent auditors, the senior executive responsible for the internal audit function and, if and to the extent deemed appropriate by the Committee Chair, members of their respective staffs or representatives of any person or entity to which the internal audit function has been outsourced the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Committee by Section 302 of the Sarbanes-Oxley Act of 2002 and all rules promulgated thereunder by the SEC.

•	Review and Discuss the Recommendations of Independent Auditors. The Committee shall review and discuss with the senior executive responsible for the internal audit function and the appropriate members of his or her staff recommendations made by the independent auditors and the senior executive responsible for the internal audit function, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

•	Review and Discuss the Audit Results. The Committee shall review and discuss with the independent auditors (1) the report of their annual audit, or proposed report of their annual audit, (2) the accompanying management letter, if any, (3) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and (4) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and, as appropriate, (1) a review of major issues regarding (a) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and (b) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (2) a review of analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, and (3) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Obtain Assurances Under Section 10A(b) of the Exchange Act. The Committee shall obtain assurance from the independent auditors that in the course of conducting the audit there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

•	Discuss Risk Management Policies. The Audit Committee will discuss the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is not intended to be the sole body responsible for risk assessment and management, but, it will discuss the guidelines and policies that govern the process by which risk assessment and management is undertaken.

•	Obtain Reports Regarding Conformity with Legal Requirements and the Company’s Code of Business Conduct and Ethics. The Committee shall periodically obtain reports from management, the Company’s senior executive responsible for the internal audit function and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. The Committee shall review and discuss reports and disclosures of insider and affiliated party transactions. The Committee shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

•	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies. The Committee shall establish procedures for (1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

•	Review and Discuss Other Matters. The Committee shall review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

•	Make Board Reports. The Committee shall report its activities to the Board in such manner and at such times, but at least annually, as the Committee or the Board deems appropriate. Such report shall include the Committee’s conclusions with respect to its evaluation of the independent auditors.

•	Maintain Flexibility. The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

•	Other Duties. The Committee shall perform any other duties or responsibilities delegated to the Committee by the Board from time to time.

Meetings of the Committee

      The Committee shall meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee Chair shall, in consultation with the other members of the Committee, the Company’s independent auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof. Any Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Committee Chair or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the number of Committee members shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s Articles of Incorporation, its Code of Regulations, or this Charter.

      The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors to attend a meeting of the Committee or to meet with any member, consultant or retained expert of the Committee. The Committee shall meet with the Company’s management, the Chief Audit Executive or appropriate staff members responsible for the internal audit function, and the independent auditors periodically in separate private sessions to discuss any matter that the Committee believes should be discussed privately.

Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate, in the Committee’s discretion, to discharge its responsibilities and carry out its duties as required by law, including access to all books, records, facilities and personnel of the Company and the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. In addition, by adoption of this Charter, the Board authorizes funding for the Committee appropriate, in the Committee’s discretion, for the discharge of the Committee’s functions and responsibilities.

Audit Committee Report

      The Committee, with the assistance of management, the independent auditors and outside legal counsel, shall prepare the audit committee report to be included in the Company’s proxy statement relating to the Company’s annual meeting of shareholders.

Annual Review of Charter

      Annually, the Committee shall conduct a review and reassessment of the adequacy of this Charter as required by the rules of the New York Stock Exchange and for the giving of the affirmation required by such rules, and recommend any changes to the Board. The Committee shall conduct this charter review and reassessment in such manner as the Committee, in its business judgment, deems appropriate.

      This Charter will be included on the Company’s website and will be made available in print to any shareholder of the Company who submits a request to the Secretary for a copy of this Charter. The Company’s annual report to shareholders will state that this Charter is available on the Company’s website and will be available in print to any shareholder of the Company who submits to the Secretary a request for a copy of this Charter.

Annual Performance Evaluation

      The Committee will participate (in connection with the Board Governance Committee’s annual review of Board and Committee performance) in an annual review and evaluation of the Committee’s performance with respect to the requirements of this Charter. The Committee shall conduct this evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Directions

From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Street). Turn right on Portage Street to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

From Canton: Take I-77 North to Exit 111 (Portage Street). Turn left on Portage Street to Frank Avenue. Turn left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

PROXY CARD

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

☐	Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope	☒ Votes MUST be indicated (x) in Black or Blue ink

The Common Shares represented by this proxy will be voted by the Proxy Committee as recommended by the Board of Directors unless otherwise specified. The Board of Directors recommends a vote “FOR” these items.

1. Election of Directors
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	2. To Ratify the Appointment of KPMG LLP as Independent Auditors for the year 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees: L. V. Bockius III, C.M. Connor, R. L. Crandall, E.C. Evans, G. S. Fitzgerald, P. B. Lassiter, J. N. Lauer, W. F. Massy, W. W. O’Dell, E. J. Roorda, W. R. Timken, Jr. and H.D.G. Wallace.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

     To change your address, please mark this box. ☐

     To include any comments, please mark this box. ☐

S C A N    L I N E

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date                                        Share Owner sign here                                        Co-Owner sign here

Directions

From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Street). Turn right on Portage Street to Frank Avenue. Turn Left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

From Canton: Take I-77 North to Exit 111 (Portage Street). Turn left on Portage Street to Frank Avenue. Turn Left on Frank Avenue. Proceed to the light at Frank Avenue and University Drive. Make a left turn and follow the signs to the Kent State University (Stark) Professional Education and Conference Center.

DIEBOLD, INCORPORATED
5995 Mayfair Road
P.O. Box 3077, North Canton, Ohio 44720-8077

This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Walden W. O’Dell and Gregory T. Geswein and each of them, as the Proxy Committee, with full power of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on February 27, 2004, at the annual meeting of shareholders which will be held on April 22, 2004 or at any adjournment thereof, as indicated on the reverse side. This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Dividend Reinvestment Plan, and will be considered to be voting instructions to the Trustee with respect to shares held in accounts under the Diebold, Incorporated 401(k) Savings Plan.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Proxy Committee cannot vote your shares unless you sign and return this Card. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting. However, for the 401(k) Savings Plan, if no direction is given to Vanguard Fiduciary Trust Company, Trustee, by close of business at 5:00 p.m. on April 19, 2004, the Trustee will vote your shares in the plan in the same proportion
as votes received from other participants in the plan.
DIEBOLD, INCORPORATED P.O. BOX 11105 NEW YORK, N.Y. 10203-0105

(Continued, and to be dated and signed on reverse side.)